AGREEMENT

         AGREEMENT  made  as of the  20th  day of  December,  2004,  by and between:

            Scott Raleigh with an address at 3650 SE Marine Drive
Vancouver, British Columbia V5S 4R6("SELLER");

                                       and

            China US Bridge Capital Ltd.,with an address at Floor 15, Unit 05B Convention Plaza, Office Tower, 1st Harbour Road, Wanchai, Hong Kong, China ("PURCHASER").


                                R E C I T A L S:
                                ----------------

         FIRST,  SELLER is the owner of 100,000  shares of common  stock of

Artcraft 5, Inc., a Delaware corporation ("Artcraft").

         SECOND,  SELLER  desires  to sell all  100,000  of his  issued and outstanding  shares  in  Artcraft  to  PURCHASER  in  consideration  of the following.

         NOW,  THEREFORE,  in  consideration  of the  foregoing  and of the mutual  covenants and agreements  hereinafter set forth, the parties hereto agree as follows:

         1.0      Transfer of Shares.
                  ------------------

        SELLER  hereby  transfers  and  delivers  100,000 of his issued and outstanding  shares in Artcraft to PURCHASER in  consideration  of $36,000.

Upon receipt of the  consideration  into the Anslow & Jaclin,  LLP Attorney

Trust  Account,  SELLER  will  immediately  forward  the  100,000  Artcraft shares to PURCHASER.

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         2.0      Representations  and Warranties of SELLER.  SELLER hereby
                  -----------------------------------------
represents and warrants to PURCHASER that:

         2.1      Authority.   SELLER  has  the  power  and   authority  to
                  ---------
execute and deliver this Agreement,  to perform its  obligations  hereunder and to consummate  the  transactions  contemplated  hereby.  This Agreement has been duly  executed  and  delivered by SELLER and  constitutes  a valid and binding instrument, enforceable in accordance with its terms.

         2.2      Resignation.   SELLER   represents   that  he is the sole
                  -----------
shareholder  of  Artcraft  and  that  PURCHASER  is  purchasing  all of the issued and  outstanding  shares of  Artcraft.  SELLER  hereby  agrees  that upon  receipt of the  consideration  set forth above,  he is  relinquishing all interest in the 100,000  shares of Artcraft  stock.  In addition,  upon execution  of this  agreement,  SELLER shall resign as the sole officer and director of Artcraft.

         2.3      Compliance   with  Other   Instruments.   The  execution,
                  --------------------------------------
delivery and  performance of this Agreement is in compliance  with and does not  conflict  with or result in a breach of or in  violation of the terms,

conditions  or  provisions  of any  agreement,  mortgage,  lease  or  other instrument  or  indenture  to which SELLER is a party or by which SELLER is bound.

         2.4      Title to  SELLER'S  shares  in  ARTCRAFT.  SELLER  is the
                  ----------------------------------------
sole  legal and  beneficial  owner of its shares in  Artcraft  and has good

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and marketable title thereto,  free and clear of any liens, claims,  rights and encumbrances.

         2.5      No Claims; Indemnity.     There are  currently  no claims
                  --------------------
or lawsuits  threatened or pending against  Artcraft or SELLER as the owner of the  Artcraft  shares,  and  SELLER  is  unaware  of any  conditions  or circumstances  that  would  lead to or  justify  the filing of any claim or lawsuit.  If, after the  consummation of this  transaction and the transfer of the  Artcraft  shares  from  SELLER to  PURCHASER  any claim or  lawsuit shall  be  filed  against  Artcraft  or  PURCHASER  (as  the  owner  of the

Artcraft  shares),  arising out of any  circumstances  whatsoever  prior to transfer of the shares,  SELLER shall defend,  indemnify and hold PURCHASER harmless  from and  against  any and all such  claims  or  lawsuits  or any awards or judgments granted thereunder.

         3.0      Representations  and  Warranties of PURCHASER.  PURCHASER
                  ---------------------------------------------
hereby unconditionally represents and warrants to SELLER that:

         3.1      Authority.  PURCHASER  has the  power  and  authority  to
                  ---------
execute and deliver this Agreement,  to perform his  obligations  hereunder and to consummate  the  transactions  contemplated  hereby.  This Agreement has been duly executed and  delivered by PURCHASER and  constitutes a valid and binding instrument, enforceable in accordance with its terms.

         3.2      Compliance   with  Other   Instruments.   The  execution,
                  --------------------------------------
delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms,

conditions  or  provisions  of any  agreement,  mortgage,  lease  or  other instrument  or  indenture  to  which  PURCHASER  is a  party  or  by  which

PURCHASER is bound.

         3.3      Rule 144  Restriction.  PURCHASER hereby agrees that such
                  ---------------------
shares are  restricted  pursuant to Rule 144 and therefore  subject to Rule

144 resale requirements.

         4.0      Notices.   Notice  shall  be  given  by  certified  mail,
                  -------
return  receipt  requested,  the date of notice  being  deemed  the date of postmarking.  Notice,  unless  either  party has  notified  the other of an alternative  address as  provided  hereunder,  shall be sent to the address as set forth herein.

         5.0      Governing  Law. This Agreement  shall be interpreted  and
                  --------------

governed in accordance with the laws of the State of New Jersey.

         6.0      Severability.  In the  event  that  any  term,  covenant,
                  ------------
condition,  or other  provision  contained  herein  is held to be  invalid,

void or otherwise  unenforceable  by any court of  competent  jurisdiction,

the  invalidity  of  any  such  term,  covenant,  condition,  provision  or

Agreement  shall in no way affect any other term,  covenant,  condition  or provision or Agreement  contained herein,  which shall remain in full force and effect.

         7.0      Entire  Agreement.  This  Agreement  contains  all of the
                  -----------------

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terms  agreed  upon by the  parties  with  respect  to the  subject  matter hereof.  This Agreement has been entered into after full investigation.

         8.0      Invalidity.      If  any  paragraph  of  this  Agreement
                  ----------
shall be held or declared to be void,  invalid or illegal,  for any reason,

by  any  court  of  competent   jurisdiction,   such  provision   shall  be

ineffective  but  shall  not in any way  invalidate  or  affect  any  other clause, Paragraph, section or part of this Agreement.

         9.0      Gender and Number.  Words importing a  particular  gender
                  -----------------
mean and include  the other  gender and words  importing a singular  number mean and  include the  plural  number and  vice versa,  unless  the context clearly indicated to the contrary.

         10.0     Amendments.   No amendments or additions to this Agreement
                  ----------
shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

         11.      No  Assignments.  Neither  party may assign nor  delegate
                  ---------------
any of its rights or  obligations  hereunder  without  first  obtaining the written consent of the other party.

         12.      Waiver  of   Counsel.   PURCHASER   and   SELLER   hereby
                  --------------------
acknowledge  that  they have the right to  obtain  legal  counsel  for this transaction.  Notwithstanding  same,  they  hereby  waive  their  rights to such legal  counsel.  In addition,  both parties  hereby  acknowledge  that

Anslow & Jaclin, LLP represents Artcraft and no other party in this transaction. It has drafted this agreement for convenience purposes only.

         IN  WITNESS  WHEREOF,  and  intending  to be  legally  bound,  the parties  hereto  have  signed  this  Agreement  by  their  duly  authorized officers the day and year first above written.

WITNESS                                     SELLER:

                                            By:  /s/ Scott Raleigh
----------------------------                   ------------------------------
                                                     SCOTT RALEIGH

ATTEST                                      PURCHASER:

                                            CHINA US BRIDGE CAPITAL LTD

                                            By:  /s/ Guo Qiong YU
----------------------------                   ------------------------------
                                                     GUO QIONG YU, President